Exhibit 99.1

Red Robin Gourmet Burgers Provides Update to Shareholders

Greenwood Village, Colo. — January 4, 2011 — Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today provided an update to shareholders in an open letter from Pattye L. Moore, Board Chair, and Stephen E. Carley, Chief Executive Officer.

Dear Fellow Shareholders,

2010 was a period of positive transition for Red Robin, during which we implemented a number of governance and management changes and we developed a plan to improve our financial performance.  In January, we separated the roles of Board Chair and CEO, and Pattye L. Moore became our first independent Board Chair.  Then, between March and August, we added four new independent directors — Robert B. Aiken, Lloyd L. Hill, Glenn B. Kaufman and Stuart I. Oran—who collectively bring additional substantial strategic, financial, restaurant and food-service industry experience to the board.  In addition, Stephen E. Carley joined Red Robin as our new CEO and fifth new board member in September, bringing with him more than 28 years of senior management, marketing and operations expertise in the restaurant, food-service and consumer products industries.  With half of the board changing and a new CEO, the leadership team at Red Robin was truly transformed.

The newly constituted board of directors met as a complete team for the first time in late October.  Our management team, led by Mr. Carley, in turn devoted the remainder of the fourth quarter of 2010 to reviewing the company’s brand, financial and operating performance, and developing an action plan for enhanced growth and profitability in 2011 and beyond.  As the New Year begins, we are now in a position to update you on the future of our company and the strategic initiatives that we have begun to implement so that we can resume creating long-term shareholder value.  Our foundation is based on delivering great experiences for our guests, which will lead to sustainable improved financial results.  We are also focused on disciplined deployment of capital in our growth plans to optimize the return on our capital investments.

The Red Robin brand has many desirable attributes, including a strong values—based and guest—focused culture, along with a talented team and a passionate desire to win. We intend to capitalize on these attributes as we execute our strategic initiatives going forward.  We have identified and continue to examine opportunities that will drive improved financial performance through both revenue growth and improved expense management.  We also see opportunities in both the short and long term to optimize the allocation of our capital.  We expect to begin to see the results of these initiatives which we are calling “Project RED,” in 2011.  The key objectives of Project RED include:

Revenue Growth

•                  Drive increased guest traffic and increase the check average per guest.

•                  Improve guest frequency and enhance sales of new and limited-time-offer menu items.

•                  Optimize food and beverage revenue mix.

Expense Management

•                  Focus on supply chain, restaurant and administrative expense reduction opportunities and efficiency improvements that will generate sustainable savings both in the near-term and longer-term.

Deployment of Capital

•                  Open 10 to 11 new company-owned restaurants in fiscal 2011, so that we can fully realize the benefits of Project RED initiatives.

•                  Refine longer-term capital deployment opportunities with respect to unit development, the mix of franchised and company-owned units, opportunistic share repurchases and infrastructure investment to optimize our capital returns.

•                  Ensure appropriate capital structure to deliver on operating strategies, improve returns, and provide the foundation for longer-term growth in units and profitability, including the refinancing of our existing debt.

Our analysis of these strategic initiatives is preliminary given the short tenure of the new board of directors and Mr. Carley in the CEO role.  There is however, a renewed sense of urgency and optimism within the board and the management team surrounding our business and the opportunities ahead for the company.  We commit to you that in our fourth quarter earnings conference call in mid-February 2011, we will present more details on Project RED, which will include additional information about both our short and long-term strategic plans.  Red Robin’s board and management are committed to creating value for our shareholders. We look forward to regularly updating you on our goals and progress growing our company in 2011 and beyond.

Sincerely,

/s/ Pattye L. Moore	/s/ Stephen E. Carley

Pattye L. Moore	Stephen E. Carley
Board Chair	Chief Executive Officer

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., serves up wholesome, fun, feel-good experiences in a family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are 450 Red Robin® restaurants located across the United States and Canada, including company-owned locations and those operating under franchise agreements.

Forward-Looking Statements:

Certain information and statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts including, without limitation, statements regarding strategic initiatives and plans, anticipated financial results and return on capital investments, growth plans, future revenue growth and expense management and Project “RED” and its objectives . These statements may be identified, without limitation, by the use of forward-looking terminology such as “intend,” “believe,” “continue,” “expects,” “anticipates,” “will” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open and operate additional restaurants in both new and existing markets profitably, the anticipated number of new restaurants and the timing of such openings; estimated costs of opening and operating new restaurants, including general and administrative, marketing and, franchise development costs; expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised); anticipated restaurant operating costs, including commodity and food prices, labor and energy costs and selling, general and administrative expenses and the success of our advertising and marketing activities and tactics, including the effect on revenue and guest counts; anticipated advertising costs and plans to include television advertising to support LTO promotions; our ability to attract new guests and retain loyal guests; future capital expenditures and the anticipated amounts of such capital expenditures; our expectation that we will have adequate cash from operations and credit facility borrowings to reduce our debt and to meet all future debt service, capital expenditure, including restaurant development, and working capital requirements; anticipated compliance with debt covenants; the sufficiency of the supply of commodities and labor pool to carry on our business; anticipated restaurant closings and related impairment charges; anticipated interest and tax expense; expectations regarding competition and our competitive advantages; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

ICR

Don Duffy/Raphael Gross

203-682-8200